UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 19, 2008

SKIN NUTRITION INTERNATIONAL, INC
(Exact name of registrant as specified in its charter)

Colorado	000-52249	26-0525905
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 Park Avenue
15th Floor
NY, NY 10022
 (Address of principal executive offices) (zip code)

212-231-8355
 (Registrant's telephone number, including area code)

Ascension Energy, Inc.
398 W Colorado Ave.
Telluride, CO 81435
619-504-9263
(Former name or former address, if changed since last report)

Copies to:
Darrin Ocasio Esq.
Jared Daniel Verteramo, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 19, 2008, the Board of Directors of Skin Nutrition International, Inc. (the “Company”), f/k/a Ascension Energy, Inc., accepted the resignation of Walter Reed from all executive officer position held with the Company, including the Company’s Chief Executive Officer, Chief Financial Officer, President, Treasurer and Secretary. Additionally, the Company appointed Richard Purvis as the Company’s Chief Executive Officer, Chief Financial Officer, President, Treasurer and Secretary in Mr. Reed’s place, effective immediately. Additionally, the Company appointed Richard Purvis as a Director of the Company.

Richard has extensive international trading, marketing, sales, development, and business management experience in fast moving consumer goods, nutritional supplements, and skin care products. He has been involved with the development and launches of many new products in the US and South Africa.

Richard founded Nutribrands Pty Ltd in 2000, a holding company of wellness products, including Skin Nutrition which he developed in 2002. Richard was CEO of Nutribrands from the date formed until he sold the company in 2006 to Wellco Limited. Richard was contracted to Wellco, as part of the deal, for 12 months. During this period Richard negotiated the buy-back from Wellco of the Skin Nutrition wellness product. He Formed Skin Nutrition LLC in 2007 and has been CEO since inception to present.

On February 20, 2008, the Company’s Board of Directors accepted the resignation of Walter Reed from his position as Director of the Company.

Item 5.03  Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective, February 27, 2008, the Registrant changed its name from Ascension Energy, Inc., to Skin Nutrition International, Inc.

Item 8.01  Other

Business

The Company operates in the anti-aging or age-reversal category of cosmetics, which is the fastest growing sector in cosmetics. Skin Nutrition has developed a synergistic face, body and nutrition “wellness” concept utilizing the latest bio-technologies, encompassing an Advanced Peptide Therapy Facial Range with wrinkle reduction and resurfacing properties, an Essential Anti-Oxidant Face Range that fights wrinkle-causing inflammation at a cellular level and a Body Beautiful body Range containing marine-derived active ingredients with potent restorative properties.  The third pillar of this “wellness” concept is a Body Beautiful Nutrition Range designed to reduce and prevent inflammation and optimally support cellular nutrition from the inside, to promote cell rejuvenation, resulting in beautiful skin, hair and nails, as well as a firm, lean, shapely figure.

Some of the Company’s main products include:

Advanced Peptide Therapy Range -  a range of facial skin care products that utilizes biotechnologically-engineered peptides, in synergistic blends used by Skin Nutrition, to deliver benefits to the skin.  Peptides represent the weapons in the fight against premature skin ageing, operating at cellular levels with biomimetic activity.  Skin Nutrition has developed the Advanced Peptide Therapy range based upon a results-orientated philosophy, by using these active ingredients at maximum levels, delivered to optimize the improvements in skin health.  There are seven products currently in the Advanced Peptide Therapy range and each one is designed to address a specific problem associated with the premature ageing of skin.  When used in combination these products work synergistically to create a comprehensive age-reversal skin care program.

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Body Beautiful Range - a range of technologically-advanced body care products that provide a synergistic holistic wellness program for the whole body.  The therapeutic properties of these products are largely dependent upon the use of specially selected marine extracts, with clinically proven benefits to deliver improvements in skin health not normally experienced in the body care category.  The inclusion of synergistic combinations of natural essential oils provides the olfactory profile for the products, each of which has been specifically designed to reinforce the therapeutic activity on the skin.  The holistic wellness proposition is maximized by enhancing the in-use experience of the products, which is attributable to the novel textures and sensory characteristics of the individual formulation designs.

Body Beautiful Nutrition Range - a range of bio-nutritional products designed to optimize beautiful skin from the inside by reducing and preventing inflammation as well as optimally supporting cellular nutrition to promote cell rejuvenation, resulting in, not only beautiful skin, hair and nails, but a firm, lean, shapely figure as well. The range is also designed for convenience without sacrificing quality nutritional content. The food products are all natural, utilizing organic ingredients, with nothing in them that would create inflammation, the main cause of pre-mature ageing, reinforcing the Skin Nutrition total body wellness doctrine.

Essential Anti-Oxidant Range - the original range developed four years ago. The key active ingredients, delivered in bases that maximize their penetration beneath the surface of the skin, prevent inflammation, flush toxins, allowing the cells to receive optimal nourishment, maximizing cellular regeneration, slowing the premature ageing process and reducing the appearance of fine lines and wrinkles, while maintaining younger, healthier-looking skin.

Contact Information

The Company’s new mailing address 410 Park Avenue, 15th Floor New York, NY 10022

Our telephone number (212) 231 – 8355

Our website address is www.skinnutrition.com

Assignment Agreements

On February 22, 2008, the Company entered into an Assignment and Assumption Agreement and a Trademark Assignment Agreement with Skin Nutrition LLC (“LLC”), a limited liability company incorporated in Nevada, whereby the Company was granted; (i) the exclusive global rights to distribute the Skin Nutrition Products Range, save for any rights granted to Crossley Investments Limited, a company incorporated in the Turks & Caicos Islands under Registration No. E35574 in respect of sales of the Skin Nutrition Products Range over the world wide web, (ii) exclusive global rights to use the Trademarks and Trade Names used by the LLC in association with LLC’s business, (iii) exclusive global rights to use any and all Copy Rights material used by LLC in association with the business of LLC.

Forward Split

Effective, March 7, 2008, the Board of Directors authorized a forward-split the Company’s common shares, on a thirty (30) to one (1) share ratio, with each currently issued and outstanding share of the Company’s common stock being replaced by thirty (30) shares of post-split common stock.  Par value shall remain unchanged.  All other rights and privileges of the common stock shall remain unchanged.

ITEM 9.01  Financial Statements and Exhibits
(d) Exhibits.

10.1	Assignment and Assumption Agreement
10.2	Trademark Assignment Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENSION ENERGY, INC.

By:	/s/ Richard Purvis
Richard Purvis
Chief Executive Officer

Date: April 16, 2008

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